                                                                    EXHIBIT 99.3

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed consolidated balance sheet as of June 29, 2003 and the unaudited pro forma condensed consolidated statements of operations for the fiscal year ended September 30, 2002 and the nine months ended June 29, 2003 are based on the consolidated financial statements of Rayovac Corporation ("Rayovac" or the "Company") and Remington Products L.L.C. ("Remington"), after giving effect to the acquisition of Remington (the "Acquisition") and the assumptions and adjustments described in the accompanying notes to such statements.

         The unaudited pro forma condensed consolidated statement of operations for the nine months ended of June 29, 2003 includes for Remington the unaudited three month period ended December 31, 2002, which also was included in Remington's statement of operations for the year ended December 31, 2002. Summarized operating information about this quarter is as follows (in millions):


           Net Sales                                                        $162.1
           Gross Profit                                                       71.5
           Operating Expenses                                                 49.2
           Income from Operations                                             22.3
           Net Income                                                         15.5

         In connection with the Acquisition, the Company issued $350 million in 8 1/2 % Senior Subordinated Notes due 2013 (the "Notes"), and retired Remington's 11% Series B Senior Subordinated Notes due 2006 and 11% Series D Senior Subordinated Notes due 2006 (collectively referred to herein as the "Remington Notes"). The Company also entered into an amendment to its senior credit facilities to, among other things, permit the Acquisition and the issuance of the Notes and to increase the Term Loan B portion of its senior credit facilities by $50 million and the revolving portion by $10 million. The Acquisition, the issuance of the Notes, the retirement of the Remington Notes, and the amendment of the senior credit facilities are collectively referred to herein as the "Transactions."

         The unaudited pro forma condensed consolidated balance sheet as of June 29, 2003 has been derived from Rayovac's unaudited condensed consolidated balance sheet as of June 29, 2003 and Remington's unaudited consolidated balance sheet as of June 30, 2003, adjusted to give effect to the Transactions as if they occurred on June 29, 2003. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended September 30, 2002 and the nine months ended June 29, 2003 give effect to the Transactions as if they occurred at the beginning of the period presented and exclude non-recurring items directly attributable to the Transactions. In addition to giving effect to the Acquisition, the unaudited pro forma condensed consolidated statement of operations for the fiscal year ended September 30, 2002 also gives effect to the acquisition of the consumer battery business of VARTA AG ("VARTA"), which was acquired by Rayovac on October 1, 2002, as if it occurred at the beginning of the period presented.

         The unaudited pro forma condensed consolidated financial statements are based on preliminary estimates and assumptions set forth in the notes to such statements. Pro forma adjustments are necessary to reflect the purchase price for Remington, the new debt and equity structure of Rayovac and to adjust amounts related to Remington's assets and liabilities to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to assets, interest expense and the income tax effect related to the pro forma adjustments. These pro forma adjustments relate only to the Transactions, and do not relate to the acquisition of VARTA.

         As noted, the pro forma adjustments and allocation of purchase price are preliminary and are based on management's estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual assets and liabilities of Remington that existed as of the date of the completion of the Transactions. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial statements. In addition, the impact of integration activities, the timing of the completion of the Transactions and other changes in Remington's assets and liabilities prior to completion of the Transactions could cause material differences in the information presented.

         The pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated financial statements, are based on currently available information and certain adjustments that management of the Company believes are reasonable. They are not necessarily indicative of the Company's consolidated financial position or results of operations that would have occurred had the Transactions taken place on the dates indicated, nor are they necessarily indicative of future consolidated financial position or results of operations. Except as disclosed, the unaudited pro forma condensed financial statements do not give effect to cost savings or integration costs which may result from the combination of the Company's and Remington's operations.


         The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are based on, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of the Company (previously filed), Remington (included herein) and combined financial statements and pro forma adjustments for VARTA (previously filed as exhibits to the amended Form 8-k filed by the Company on December 16,
2002).

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 29, 2003
                                  (IN MILLIONS)



                                                                                                                        PRO FORMA
                                                                                                      PRO FORMA         CONDENSED
                                                                      RAYOVAC      REMINGTON*        ADJUSTMENTS       CONSOLIDATED
                                                                      -------    -------------     ---------------    -------------

ASSETS
Current assets:
  Cash and cash equivalents ......................................    $  10.3    $        24.7     $      14.6(B)       $      49.6
  Accounts receivable, net .......................................      189.7             41.2              --                230.9
  Inventories ....................................................      155.9             52.2            (5.0)(A)(ii)        203.1
  Other current assets ...........................................       55.9              6.0            14.4(A)(iii)         76.3
                                                                      -------    -------------     -----------          -----------
Total current assets .............................................      411.8            124.1            24.0                559.9
Property plant and equipment, net ................................      150.8             12.1            (5.0)(A)(iv)        157.9
Intangible assets, net ...........................................      360.2             51.9           239.0(A)(v)          651.1
Other assets .....................................................       81.7             10.3            13.4(A)(vi)         105.4
                                                                      -------    -------------     -----------          -----------
Total assets .....................................................   $1,004.5    $       198.4     $     271.4          $   1,474.3
                                                                      =======    =============     ===========          ===========


LIABILITIES, MEMBERS' DEFICIT AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt ..............................    $  18.3    $         0.2     $        --    $            18.5
  Accounts payable ...............................................      109.7             19.4              --                129.1
  Accrued liabilities ............................................      110.0             23.9            17.1(A)(vii)        151.0
                                                                      -------    -------------     -----------          -----------
  Total current liabilities ......................................      238.0             43.5            17.1                298.6
Long term debt, net of current maturity ..........................      474.6            180.2           217.9(B)             872.7
Other non-current liabilities ....................................      104.0              3.4             7.7(A)(ix)         115.1
                                                                      -------    -------------     -----------          -----------
  Total liabilities ..............................................      816.6            227.1           242.7              1,286.4
                                                                      -------    -------------     -----------          -----------
Total shareholders' equity and members' deficit ..................      187.9            (28.7)           28.7(A)(x)          187.9
                                                                      -------    -------------     -----------          -----------

Total liabilities, shareholders' equity and members' deficit .....   $1,004.5    $       198.4     $     271.4          $   1,474.3
                                                                      =======    =============     ===========          ===========





-----------

*        The Remington balance sheet is as of June 30, 2003, as restated. See
         Note 9 to Remington's unaudited consolidated financial statements for the period ended June 30, 2003.

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A) The total estimated consideration as shown in the table below is allocated to the tangible and intangible assets and liabilities of Remington based on their estimated fair values as if the Transactions had occurred on June 29, 2003. The preliminary estimated purchase price and allocation thereof is as follows (in millions):



Total purchase price:
Cash purchase price paid....................................................................................      $   165.0
Assumption of Remington debt................................................................................          180.5
Acquisition related costs...................................................................................           30.3
                                                                                                                  ---------


  Total purchase price paid, including acquisition related expenditures.....................................      $   375.8
                                                                                                                  =========

Preliminary allocation of purchase price, reflecting the Transactions: Estimated adjustments to reflect assets and liabilities at fair value(i):
  Inventory valuation(ii)...................................................................................      $    (5.0)
  Other current assets consisting of net tax benefits on purchase accounting items(iii).....................           14.4
  Property, plant and equipment valuation(iv)...............................................................           (5.0)
  Intangible assets including goodwill, tradename and amortizable intangibles(v)............................          239.0
  Other assets, including debt issuance costs and long-term deferred tax assets(vi).........................           13.4
  Accrued liabilities(vii)..................................................................................          (17.1)
  Retirement of Remington Notes(viii).......................................................................          172.0
  Assumption of Remington capital leases....................................................................            0.5
  Long-term deferred tax related to amortizable intangible asset(ix)........................................           (7.7)
  Book value of acquired assets and liabilities, as of June 30, 2003(x).....................................          (28.7)
                                                                                                                  ---------
                                                                                                                  $   375.8
                                                                                                                  =========




  -----------

     (i) A final determination of the fair values and useful lives of such assets may differ materially from the preliminary estimates made by management. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed financial statements.

     (ii) Adjustment to the estimated purchase accounting valuation related to inventory based upon management's strategic plans.

     (iii) Tax benefits associated with the write-off of Remington unamortized debt issuance costs, which is expected to occur at the time of the Transactions, and purchase accounting adjustments to current assets and current liabilities.

     (iv) Adjustment to the estimated purchase accounting valuation related to property, plant and equipment.

     (v) Estimated fair market value of the Remington tradename, other intangible assets and goodwill. Pursuant to the provision of FASB Statement No. 142, Goodwill and Other Intangible Assets, management believes the Remington tradename to have an indefinite useful life and, as such, will not be amortized. The tradename and goodwill will be tested annually for impairment. Management preliminarily estimates that the remaining intangible assets will have a useful life of 10 years.

     (vi) Acquisition financing costs of $17.7 million and tax benefits of $3.3 million related to non-current assets and liabilities, less the write-off of Remington unamortized debt issuance costs of $7.6 million.

     (vii) Estimated purchase accounting accrued liabilities established, offset by a reduction of accrued interest on the Remington Notes.

     (viii) Net retirement of the Remington Notes of $180.0 million, offset by incremental borrowings required to pay accrued interest on the Remington Notes.

     (ix) Long-term deferred tax liability related to an estimated $20.0 million amortizable intangible asset established.

     (x)       Represents the acquired net assets of Remington, as restated.

(B) Net incremental cash on hand to fund general corporate purposes and net incremental borrowings.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         NINE MONTHS ENDED JUNE 29, 2003
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                                                                                                                      PRO FORMA
                                                                                               PRO FORMA             CONDENSED
                                                             RAYOVAC       REMINGTON*         ADJUSTMENTS           CONSOLIDATED
                                                             -------     --------------     --------------          ------------

Net sales ...............................................    $ 670.2     $        281.1                 $-           $   951.3
Cost of goods sold ......................................      395.6              156.8                 --               552.4
Special charges .........................................       21.7                 --                 --                21.7
                                                             -------     --------------     --------------           ---------
Gross profit ............................................      252.9              124.3                 --               377.2
Operating expenses:
  Operating expenses ....................................      211.7               92.0                0.4(A)            304.1
  Special charges .......................................        9.9                 --                 --                 9.9
                                                             -------     --------------     --------------           ---------
                                                               221.6               92.0                0.4               314.0
Income (loss) from operations ...........................       31.3               32.3               (0.4)               63.2
Interest expense ........................................       28.1               17.4                7.0(B)(C)          52.5
Non-operating expense ...................................        3.1                 --                 --                 3.1
Other (income) expense, net .............................       (3.7)              (1.5)              (0.3)(C)            (5.5)
                                                             -------     --------------     --------------           ---------
Income (loss) before income taxes .......................        3.8               16.4               (7.1)               13.1
Income tax expense ......................................        1.2                1.8                1.7(D)              4.7
                                                             -------     --------------     --------------           ---------
Net income ..............................................    $   2.6     $         14.6     $         (8.8)          $     8.4
                                                             =======     ==============     ==============           =========

BASIC EARNINGS PER SHARE:
  Weighted average shares and equivalents outstanding ...       31.8                                                      31.8
  Net income ............................................    $  0.08                                                 $    0.26
                                                             =======                                                 =========
DILUTED EARNINGS PER SHARE:
  Weighted average shares and equivalents outstanding ...       32.5                                                      32.5
  Net income ............................................    $  0.08                                                 $    0.26
                                                             =======                                                 =========


-------

* The Remington unaudited statement of operations is for the nine months ended June 30, 2003.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 2002
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                                                       PRO FORMA
                                                                                                    PRO FORMA          CONDENSED
                                                             RAYOVAC    REMINGTON*     VARTA**     ADJUSTMENTS       CONSOLIDATED
                                                             -------    ----------     -------     -----------       -------------

Net sales ...............................................    $ 572.7    $    365.1     $ 370.5     $        --       $     1,308.3
Cost of goods sold ......................................      334.1         210.0       227.8              --               771.9
Special charges .........................................        1.2            --          --              --                 1.2
                                                             -------    ----------     -------     -----------       -------------
Gross profit ............................................      237.4         155.1       142.7              --               535.2
Operating expenses:
  Operating expenses ....................................      174.4         114.9       116.3             0.5(A)            406.1
  Special charges .......................................         --            --          --              --                  --
                                                             -------    ----------     -------     -----------       -------------
                                                               174.4         114.9       116.3             0.5               406.1
Income (loss) from operations ...........................       63.0          40.2        26.4            (0.5)              129.1
Interest expense ........................................       16.0          24.2        24.7             9.5(B)(C)          74.4
Non-operating expense ...................................         --            --          --              --                  --
Other (income) expense, net .............................        1.3          (1.0)        1.6            (0.2)(C)             1.7
                                                             -------    ----------     -------     -----------       -------------
Income (loss) before income taxes .......................       45.7          17.0         0.1            (9.8)               53.0
Income tax expense ......................................       16.5           0.2         2.8             2.5(D)             22.0
                                                             -------    ----------     -------     -----------       -------------
Net income (loss) .......................................    $  29.2    $     16.8     $  (2.7)    $     (12.3)      $        31.0
                                                             =======    ==========     =======     ===========       =============

BASIC EARNINGS PER SHARE:
  Weighted average shares of common stock outstanding ...       31.8                                                          31.8
  net income per common share ...........................    $  0.92                                                 $        0.97
                                                             =======                                                 =============
DILUTED EARNINGS PER SHARE:
  Weighted average shares of common stock outstanding ...       32.4                                                          32.4
  net income per common share ...........................    $  0.90                                                 $        0.96
                                                             =======                                                 =============

---------

*        The Remington statement of operations is for the year ended December
         31, 2002.

** The VARTA results presented above represent the effect of the VARTA acquisition as if it had taken place on October 1, 2001. The principal pro forma adjustments included in the VARTA results reflect incremental interest expense of $22.4 million on indebtedness incurred to finance the acquisition of VARTA and income tax benefit of $9.0 million. Pro forma adjustments have been updated to reflect current knowledge of purchase price allocation.

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


(A) Represents adjustments for increased intangible asset amortization associated with acquired intangible assets deemed to have determinable useful lives. Assumes amortization on a straight-line basis over an estimated useful life of 10 years. Also includes the elimination of approximately $1.5 million of management fees paid annually to Vestar Equity Partners, L.P. and RPI Corp. by Remington for non-recurring strategic services which will not exist in the combined organization.

(B) To reflect the increase in interest expense, including amortization of note and debt issuance costs totaling approximately $1.9 million annually. These costs are associated with the issuance of the notes and amendments required for existing credit facilities, both used to finance the purchase price of the acquisition, to refinance the existing Remington debt, to pay related fees and expenses, to repay amounts outstanding under the revolving portion of the Company's senior credit facilities and for general corporate purposes.

(C) Other (income) expense, net reflects a reclassification of Remington's interest income of $0.2 million and $0.3 million for the fiscal year ended September 30, 2002 and the nine months ended June 29, 2003, respectively. Interest expense has been increased by the amounts indicated above, as Remington's statements of operations present interest expense as net of interest income.

(D) To reflect the (1) income tax effect of incremental interest expense, amortization of amortizable intangible assets and elimination of management fees and (2) effects of eliminating the Remington partnership tax structure, by adjusting the tax rate for Remington to 38%.